CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in each Statement of Additional Information constituting part of this Post-Effective Amendment No. 70 to the Registration Statement No. 2-30070 on Form N-4 (the "Registration Statement") of (1) our report dated February 5, 2001 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United
States for the year ended December 31, 2000,and (2) our report dated
February 5, 2001 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2000. We also consent to the incorporation by reference in the prospectuses of our reports dated February 5, 2001 appearing on page F-1 and page F-47 of The Equitable Life Assurance Society of the United States Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Custodian and Independent
Accountants" in each Statement of Additional Information and "About our independent accountants" in these Prospectuses.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 19, 2001